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                                  EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

BSQUARE GmbH, a German corporation

BSQUARE K. K., a Japanese corporation

BlueWater Systems, Inc., a Washington corporation

BSQUARE Silicon Valley Corporation, a Washington corporation

Toolcrafts K. K., a Japanese corporation

Embedded Technologies, Inc., a Minnesota corporation

BSQUARE San Diego Corporation, a Washington corporation

BSQUARE Taiwan Corporation, a Republic of China corporation



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